                                                                   Exhibit 4.21

                              FOURTH AMENDMENT


         FOURTH AMENDMENT (this "Amendment"), dated as of January 15, 1997, among SERVICE MERCHANDISE COMPANY, INC. (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and THE CHASE MANHATTAN BANK (as successor to CHEMICAL BANK), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                 WITNESSETH:

         WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of June 8, 1994 and amended by the First Amendment thereto dated as of April 13, 1995, the Second Amendment thereto dated May 23, 1996 and the Third Amendment thereto dated as of September 16, 1996 (as so amended, the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed that as of the Fourth Amendment Effective Date (as defined below):

         1. Section 9.01 of the Credit Agreement is hereby amended by (a) deleting clause (xvi) and inserting in lieu thereof the following new clause
(xvi) and (b) inserting the following new clause (xvii) at the end thereof:

         "(xvi) Liens arising from UCC-1 securities filings and grants of security interests covering receivables and related assets owned by the Borrower and its Subsidiaries in connection with the Credit Card Program; and

         (xvii) Liens arising from offsets, deposits or restricted assets granted by any Credit Card Subsidiary in respect of the Credit Card Program."

         2. Section 9.02 of the Credit Agreement is hereby amended by (a) deleting the "and" at the end of clause (xiii), (b) deleting the period at the end of clause (xiv) and inserting in lieu thereof"; "and (c) adding the following new clause (xv) at the end thereof:

         "(xv)   The Credit Card Subsidiaries may purchase receivables and
related assets in connection with the Credit Card Program."

         3. The definition of "Contingent Obligation" in Section 11.01 of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

         "provided further, that the term Contingent Obligation shall not include obligations of any Credit Card Subsidiary to the Credit Card Issuer with respect to the Credit Card Program to the extent the amount of such Contingent Obligations is less than or equal to the capitalization of the Credit Card Subsidiary"

         4. Section 11 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

         "Credit Card Issuer" shall mean any bank or other financial institution and its affiliates which issues credit cards and extends credit to cardholders in connection with the Credit Card Program."

         5. The definition of "Credit Card Subsidiaries" in Section 11.01 of the Credit Agreement is hereby amended by deleting said definition in its entirety and substituting the following in lieu thereof:

         "Credit Card Subsidiaries" shall mean any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, created in connection with the Credit Card Program, so long as (i) they engage in no business or transactions other than (x) the issuance of credit cards, the extension of credit to cardholders pursuant thereto and all other customary transactions incident thereto (including the sale or transfer of receivables pursuant to asset backed financing transactions) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with a Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower and its Subsidiaries (other than the Credit Card Subsidiaries); provided that the Borrower and its Subsidiaries may enter into customary commitments and/or underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law indemnifications."

         6. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Fourth Amendment Effective Date both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects as of the Fourth Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

         7. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         10. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

         11. From and after the Fourth Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Address:

7100 Service Merchandise Drive                 SERVICE MERCHANDISE COMPANY,
Brentwood, TN 37027                               INC.
Attn:  Thomas L. Garrett, Jr.


Telephone:  (615) 660-6000
Telecopy:  (615) 660-3667                      By: /s/ Thomas L. Garrett, Jr.
                                                  ------------------------------

270 Park Avenue                                THE CHASE MANHATTAN BANK
9th Floor                                         Individually, and as
New York, NY 10017                                Administrative Agent
Attn:  Christopher C. Wardell


Telephone:  (212) 270-2053                     By: /s/
Telecopy:  (212) 270-6125                         ------------------------------
                                                  Title: Attorney-in-fact

With a copy to:

Chase Securities Inc.
10 South LaSalle Street
Suite 2300
Chicago, IL 60603
Attn:  Paul Doran

Telephone:  (312) 807-4089
Telecopy:  (312) 346-9310

One Ravinia Drive                              ABN AMRO BANK N.V., ATLANTA
Suite 1200                                       AGENCY
Atlanta, GA 30346-2103
Attn: Linda Davis                              By
                                                 -------------------------------
                                                 Title:

Telephone: (770) 399-7378                      By
Telecopy: (770) 395-9188                         -------------------------------
                                                 Title:


277 Park Avenue                                ARAB BANKING CORPORATION
New York, NY 10172
Attn: Louise Bilbro

Telephone: (212) 583-4720                      By /s/ Louise Bilbro
Telecopy: (212) 583-0921                         -------------------------------
                                                 Title: Louise Bilbro
                                                        Vice President

100 Federal Street                             THE FIRST NATIONAL BANK OF BOSTON
Boston, MA 02110
Attn: Peter Griswold

Telephone: (617) 434-8312                      By /s/ Peter Griswold
Telecopy: (617) 434-6685                         -------------------------------
                                                 Title: Director


430 Park Avenue                                THE BANK OF MONTREAL
New York, NY 10022
Attn: Tom Peer

Telephone: (212) 605-1460                      By /s/ Tom Peer
Telecopy: (212) 605-1455                         -------------------------------
                                                 Title: Director

One Wall Street                                THE BANK OF NEW YORK
22nd Floor
New York, NY 10286
Attn: Paul DiPonzio                            By /s/ Paula M. DiPonzio
                                                 -------------------------------
                                                 Title: Vice President
Telephone: (212) 635-7867
Telecopy: (212) 635-1483


Structured Finance Department                  THE BANK OF TOKYO-MISUBISHI, LTD.
1251 Avenue of the Americas
New York, NY 10020
Attn: Paul P. Malecki                          By  /s/ Paul P. Malecki
                                                 -------------------------------
Telephone: (212) 782-4343                        Title: Paul P. Malecki
Telecopy: (212) 782-6445                                Vice President


Structured Finance Department                  THE BANK OF TOKYO-MISUBISHI
1251 Avenue of the Americas                      TRUST COMPANY
New York, NY 10022
Attn: Paul P.Malecki                           By /s/ Paul P. Malecki
                                                 -------------------------------
                                                 Title: Paul P. Malecki
                                                        Vice President


787 7th Avenue                                 BANQUE PARIBAS
New York, NY 10019
Attn: Mary Finnegan

Telephone: (212) 841-2551                      By /s/ Mary Finnegan
Telecopy: (212) 841-2333                         -------------------------------
                                                 Mary Finnegan
                                                 Group Vice President


                                               By /s/ Heather Zimmermann
                                                 -------------------------------
                                                 Heather Zimmermann
                                                 Assistant Vice President

Two Paces West                                 CANADIAN IMPERIAL BANK OF
2727 Paces Ferry Road                            COMMERCE
Atlanta, GA 30339
Attn: Kathryn W. Sax
                                               By /s/ Kathryn Sax
                                                 -------------------------------
Telephone: (770) 319-4903                        Title: Authorized Signatory
Telecopy: (770) 319-4954


75 Wall Street                                 DRESDNER BANK AG, NEW YORK BRANCH
New York, NY 10005
Attn: Richard Conroy

Telephone: (212) 429-2206
Telecopy: (212) 574-0129                       By /s/ Richard W. Conroy
                                                 -------------------------------
                                                 Title: Richard W. Conroy
                                                 Vice President

                                               By  /s/ Nicholas Kalogeropoulos
                                                 -------------------------------
                                                 Title: Nicholas Kalogeropoulos
                                                 Assistant Treasurer


Marquis One Tower                              THE FUJI BANK, LTD.
Suite 2100
245 Peachtree Center Ave., NE
Atlanta, GA 30303-1208
Attn: Brett Johnson                            By /s/
                                                 -------------------------------
                                                 Title: Vice President and
                                                        Manager
Telephone: (404) 653-2100
Telecopy: (404) 653-2119

Two World Trade Center                         THE HOKKAIDO TAKUSHOKU BANK,
99th Floor                                       LTD.
New York, NY 10048
Attn: Scott D. Winston


Telephone: (212) 912-6914                      By: /s/
Telecopy: (212) 466-6079                          ------------------------------
                                                  Title: Deputy General Manager


245 Park Avenue                                THE INDUSTRIAL BANK OF JAPAN,
New York, NY 10167                               LIMITED - NEW YORK BRANCH
Attn: Jim Welch

Telephone: (212) 309-6577                      By /s/ Takuya Houjo
Telecopy: (212) 682-2870                         -------------------------------
                                                 Title: Senior Vice President


245 Peachtree Center Ave, NE                   LTCB TRUST COMPANY
Suite 2801 Atlanta, GA 30303
Attn: Rebecca Silbert                          By /s/
                                                 -------------------------------
                                                 Title: Executive V. Pres.

Telephone: (404) 659-7210
Telecopy: (404) 658-9751

140 Broadway                                   MIDLAND BANK PLC
New York, NY 10005
Attn: Karen Wold

Telephone: (212) 658-2750                      By
Telecopy: (212) 658-2586                         -------------------------------
                                                 Title:

500 West Jefferson St.                         PNC BANK, KENTUCKY, INC.
Louisville, Kentucky 40202
Attn:  Ralph Phillips
                                               By:
                                                  ------------------------------
Telephone: (502) 581-4543                         Title:
Telecopy: (502) 581-2302

520 Madison Avenue                             THE MITSUBISHI TRUST AND BANKING
25th Floor                                        CORPORATION
New York, NY 10022
Attn: Susan LeFevre

Telephone: (212) 891-8454                      By  /s/
Telecopy: (212) 755-2349                         -------------------------------
          (212) 486-0970                         Title: Senior Vice President



One NationsBank Plaza M-5                      NATIONSBANK, N.A.
311 Union Street
Nashville, TN 37239-1697
Attn: Kimberly Dupuy
                                               By
                                                 -------------------------------
Telephone: (615) 749-3174                        Title:
Telecopy:  (615) 749-4640

245 Park Avenue                                THE NIPPON CREDIT BANK, LTD.
30th Floor
New York, NY 10167
Attn: Barry Fein
                                               By  /s/ Barry S. Fein
                                                 -------------------------------
Telephone: (212) 984-1261                        Title: Assistant Vice President
Telecopy: (212) 490-3895

Marquis One Tower                              THE SAKURA BANK, LIMITED
Suite 2703
245 Peachtree Center Ave., N.E.
Atlanta, GA 30303                              By /s/
Attn: Chad Zimmerman                             -------------------------------
                                                 Title: Vice President and
                                                        Senior Manager


Telephone: (404) 521-3111
Telecopy:  (404) 521-1133

Georgia Pacific Center                         THE SUMITOMO BANK, LIMITED
Suite 3210
133 Peachtree Street, N.E.
Atlanta, GA 30303
Attn: Tom Lawson                               By /s/
                                                 -------------------------------
                                                 Title: General Manager
Telephone: (404) 526-8513
Telecopy: (404) 521-1187

55 East 52nd Street                            THE TOKAI BANK, LTD. NEW YORK
New York, NY 10055                               BRANCH
Attn: Bill Struckell


Telephone: (212) 339-1123                      By
Telecopy: (212) 754-2170                         -------------------------------
                                                 Title:


One Detroit Center                             COMMERCIA BANK
500 Woodward Avenue, MC 3281
9th Floor
Detroit, MI 48226
Attn: Kristine L. Andersen                     By /s/ John M. Costa
                                                 -------------------------------
                                                 Title: John M. Costa, Vice
                                                        President
Telephone: (313) 222-3648
Telecopy: (313) 222-3330

640 5th Avenue                                 BANK OF IRELAND, CAYMAN ISLAND
New York, NY 10019                               BRANCH
Attn: John Cusack


Telephone: (212) 397-1712                      By /s/ John Cusack
Telecopy: (212) 586-7752                         -------------------------------
                                                 Title: A.V.P.


1211 Avenue of the Americas                    WESTDEUTSCHE LANDESBANK
New York, NY 10036                               GIROZENTRALE, NEW YORK AND
Attn: Alan Bookspan                              CAYMAN ISLAND BRANCHES


Telephone: (212) 852-6000
Telecopy: (212) 852-6300                       By /s/ Alan S. Bookspan
                                                 -------------------------------
                                                 Title: Alan S. Bookspan
                                                        Vice President

                                               By  /s/
                                                 -------------------------------
                                                 Title: Associate

1 Parkview Plaza                               VAN KAMPEN AMERICAN CAPITAL
Oakbrook Terrace, IL 60181                       PRIME RATE INCOME TRUST
Attn: Jeffrey W. Maillet


Telephone: (630) 684-6438                      By /s/ Jeffrey W. Maillet
Telecopy: (630) 684-6740                         -------------------------------
                                                 Title: Jeffrey W. Maillet
                                                        Senior Vice President
                                                        & Director


285 Peachtree Center Ave., Suite 2104          THE YASUDA TRUST AND BANKING
Atlanta, GA 30303                                COMPANY, LTD.
Attn: Sanjay Sinha


Telephone: (404) 584-8230                      By /s/ M. Tagawa
Telcopy: (404) 584-7816                          -------------------------------
                                                 Title: Makoto Tagawa
                                                        Deputy General Manager